Exhibit 99.1

Smart Online Appoints Roberta B. Hardy to Board of Directors

Experienced Executive to Focus on Marketing,Technology Efforts of Developer of OneBiz Suite of
Online Applications for Small Business

RESEARCH TRIANGLE PARK, NC (March 16, 2009) – Smart Online, Inc. (OTCBB: SOLN, www.smartonline.com), a leading provider of Software-as-a-Service (SaaS) applications for the small business market, today announced the appointment of Roberta “Robbie” B. Hardy to its Board of Directors.

“We are thrilled to have someone of Robbie’s caliber join the Smart Online Board and believe she will make substantive contributions to the Company’s strategic direction and growth,” said Doron Roethler, Smart Online’s chairman and interim CEO. “Her experience in young, emerging growth companies in the technology sector made her a compelling choice for the Board.”

Hardy is currently founder and managing partner of Silk Road Parrtners, LLC, a Mentor Capital firm that provides guidance to early stage companies and devises exit strategies for later stage firms. In 2000 she formed and served as chairman of the Atlantis Group, LLC, an angel investor group whose aim is to promote entrepreneurial activity and venture financing in North Carolina primarily. Prior to that, Hardy founded and was CEO of CI Technologies, a developer of enterprise scheduling software, and served as vice president of American Management Systems, Inc., a business and technology consulting firm. In addition, Hardy was MIS Director for the Commonwealth of Massachusetts. Hardy founded and is chairman of A Million Dreams Across America, a non-profit national movement to ignite entrepreneurism.

“Smart Online, with its impressive OneBiz™ suite of applications that are designed to help small businesses run more efficiently and be more productive, is a company well aligned with my experience and passion,” Hardy said. “I look forward to working with Doron, my fellow Board members and the rest of the Smart Online team to help achieve our collective goal of growth and marketplace success.”

About Smart Online
Smart Online, Inc. (OTCBB: SOLN) is a Research Triangle Park, NC-based software developer of OneBiz, a suite of best of breed applications for SOHO and small business to streamline business processes, reduce operating costs, and improve internal controls.  Delivered securely via the Web, the Software-as-a-Service (SaaS) applications let small businesses more efficiently start, manage and grow their businesses. To learn more, please visit www.smartonline.com.

Forward-Looking Statements
Statements in this press release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of many factors, including, but not limited to, delays in development schedules, changes in market conditions, product announcements by other companies, the potential impact of current litigation or any future litigation, customer perception of the value of Smart Online’s enhanced products, Smart Online’s dependence on corporate partners to market its products, and its ability to effectively manage expenses. For further information regarding risks and uncertainties associated with Smart Online’s business, please refer to the Risk Factors section of Smart Online’s SEC filings, including, but not limited to, its Annual Report on Form 10-K for the year ended December 31, 2007 and the Quarterly Reports on Form 10-Q, copies of which may be obtained on the web site of the Securities and Exchange Commission. All forward-looking statements in this press release are based on information available to Smart Online on the date hereof. Smart Online undertakes no duty to update any forward-looking statement or to conform the statement to actual results or changes in Smart Online’s expectations.

Smart Online, the Smart Online logo and OneBiz are trademarks and/or registered trademarks of Smart
Online Inc. in the United States. Other marks belong to their respective owners.

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Media Contact:	Investor Contact
Steve Hoechster (HEX-ster) 5W Public Relations for Smart Online 212-584-4306 shoechster@5wpr.com	Tim Krist CFO, Smart Online 919-765-5000 tim.krist@smartonline.com